EXHIBIT 4.27
THIRTEENTH SUPPLEMENTAL INDENTURE
     THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of      , 2011 (this “Supplemental Indenture”), by and between PROLOGIS (formerly ProLogis Trust and prior thereto Security Capital Industrial Trust), a real estate investment trust organized under the laws of the State of Maryland having its principal office at 4545 Airport Way, Denver, Colorado 80239 (the “Company”), and U.S. BANK NATIONAL ASSOCIATION (as successor in interest to State Street Bank and Trust Company), having a corporate trust office at Corporate Trust Services, 100 Wall Street, Suite 1600, New York, New York 10005, as successor Trustee (in such capacity, the “Trustee”) under the Base Indenture (defined below). Section 1.2 of this Supplemental Indenture sets forth the definitions of certain capitalized terms used in this Supplemental Indenture.
RECITALS OF THE COMPANY
     WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of March 1, 1995, (the “Original Indenture”) as amended by a First Supplemental Indenture, dated as of February 9, 2005, a Second Supplemental Indenture, dated as of November 2, 2005 (the “Second Supplemental Indenture”), a Third Supplemental Indenture, dated as of November 2, 2005, a Fourth Supplemental Indenture, dated as of March 26, 2007 (the “Fourth Supplemental Indenture”), a Fifth Supplemental Indenture, dated as of November 8, 2007 (the “Fifth Supplemental Indenture”), a Sixth Supplemental Indenture, dated as of May 7, 2008 (the “Sixth Supplemental Indenture”), a Seventh Supplemental Indenture, dated as of May 7, 2008 (the “Seventh Supplemental Indenture”), an Eighth Supplemental Indenture, dated as of August 14, 2009 (the “Eighth Supplemental Indenture”), a Ninth Supplemental Indenture, dated as of October 1, 2009 (the “Ninth Supplemental Indenture”), a Tenth Supplemental Indenture, dated as of March 16, 2010 (the “Tenth Supplemental Indenture”), an Eleventh Supplemental Indenture, dated as of      , 2011 (the “Eleventh Supplemental Indenture”), and a Twelfth Supplemental Indenture, dated as of      , 2011 (the “Twelfth Supplemental Indenture”) (as so amended and supplemented, the “Base Indenture”), providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsubordinated indebtedness.
     WHEREAS, Section 902 of the Base Indenture provides for the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, to enter into an indenture supplemental to the Base Indenture.
     WHEREAS, AMB Property, L.P., has solicited the consent of Holders of the Company’s 5.50% Notes due 2012; 5.50% Notes due 2013; 7.625% Notes due 2014; 7.81% Notes due 2015; 9.34% Notes due 2015; 5.625% Notes due 2015; 3.25% Convertible Senior Notes due 2015; 5.75% Notes due 2016; 8.65% Notes due 2016; 5.625% Notes due 2016; 7.625% Notes due 2017; 6.25% Notes due 2017; 6.625% Notes due 2018; 7.375% Notes due 2019; 6.875% Notes due 2020; 2.25% Convertible Senior Notes due 2037; 1.875% Convertible Senior Notes due 2037; and 2.625% Convertible Senior Notes due 2038 (collectively, the “Consent Securities”) to the amendments effected by this Supplemental Indenture.

     WHEREAS, the Holders of not less than a majority in aggregate principal amount of all of the Outstanding (i) Consent Securities voting as a single class, (ii) Consent Securities, excluding the 2.25% Convertible Senior Notes due 2037, 1.875% Convertible Senior Notes due 2037 and 2.625% Convertible Senior Notes due 2038, voting as a single class, (iii) 2.25% Convertible Senior Notes due 2037, 1.875% Convertible Senior Notes due 2037 and 2.625% Convertible Senior Notes due 2038, voting as a single class, (iv) Consent Securities, excluding the 3.25% Convertible Senior Notes due 2015, 2.25% Convertible Senior Notes due 2037, 1.875% Convertible Senior Notes due 2037 and 2.625% Convertible Senior Notes due 2038, voting as a single class, and (v) Consent Securities, excluding the 9.34% Notes due 2015, 8.65% Notes due 2016, 7.81% Notes due 2015, 7.625% Notes due 2017 and 5.50% Notes due 2013, voting as a single class, have consented to the applicable amendments effected by this Supplemental Indenture.
     WHEREAS, the Board of Trustees of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture.
     WHEREAS, all things necessary to make the Base Indenture, as hereby modified, a valid agreement of the Company, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and of the covenants contained herein and in the Base Indenture, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders, as applicable, of (i) the Consent Securities and (ii) Securities issued on or after the date of this Supplemental Indenture (unless, with respect to Securities referenced in the immediately preceding clause (ii), otherwise provided in the Officers’ Certificate or supplemental indenture authorizing any such series of Securities), as follows:
ARTICLE ONE
AMENDMENTS TO BASE INDENTURE AND CONSENT SECURITIES
     Section 1.1. Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.
     Section 1.2. Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:
     (a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture.
     (b) All references herein to Articles, Sections and clauses, unless otherwise specified, refer to the corresponding Articles, Sections and clauses of this Supplemental Indenture.
     Section 1.3. Amendments to the Base Indenture Pursuant to Section 902 of the Base Indenture.
     (a) Clauses (5) and (6) of Section 501 (Events of Default) of the Original Indenture are hereby deleted in their entirety and replaced with “[Intentionally Omitted]” and all cross-references and definitions related thereto are deleted in their entirety.

     (b) Article Eight (Consolidation, Merger, Sale, Lease or Conveyance) of the Original Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted]” and all cross-references and definitions related thereto are deleted in their entirety.
     (c) The Original Indenture is hereby amended by deleting the following Sections of the Original Indenture and all cross-references and definitions related thereto in their entirety:
     Section 1006 (Maintenance of Properties);
     Section 1007 (Insurance);
     Section 1008 (Payment of Taxes and Other Claims); and
     Section 1009 (Provision of Financial Information).
     All such deleted Sections are replaced with “[Intentionally Omitted]”.
     (d) Section 2.2 (Provision of Financial Information) of each of the Second Supplemental Indenture and Seventh Supplemental Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted]” and all cross-references and definitions related thereto are deleted in their entirety.
     (e) Section 2.3 (Events of Default) of the Second Supplemental Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted]” and all cross-references and definitions related thereto are deleted in their entirety.
     (f) Section 2.1 (Limitations on Incurrence of Debt) of the Eighth Supplemental Indenture is hereby deleted in its entirety and replaced with the following:
“Section 1004 of the Original Indenture and all cross-references and definitions related thereto, as amended by Section 2.1 of the First Supplemental Indenture, dated as of February 9, 2005, between the Company and the Trustee, Section 2.1 of the Second Supplemental Indenture and Section 2.1 of the Seventh Supplemental Indenture, shall not apply to the Securities issued on or after the date of this Supplemental Indenture.”
     (g) Section 2.1 (Limitations on Incurrence of Debt) of the Ninth Supplemental Indenture is hereby deleted in its entirety and replaced with the following:
“Section 1004 of the Original Indenture and all cross-references and definitions related thereto, as amended by Section 2.1 of the First Supplemental Indenture, Section 2.1 of the Second Supplemental Indenture and Section 2.1 of the Seventh Supplemental Indenture, shall not apply to the Consent Securities.”
     (h) Section 2.2 (Events of Default) of each of the Eighth Supplemental Indenture and Ninth Supplemental Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted]” and all cross-references and definitions related thereto are deleted in their entirety.
     (i) Section 4.05 (Exclusion of Certain Provisions from Base Indenture) of each of the Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture and Tenth Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

“Section 1004, Section 1006, Section 1007, Section 1008, Section 1009 and Section 1011 of the Base Indenture shall not apply to the Notes. Section 1002, Section 1003, Section 1005, Section 1010 and Section 1012 of the Base Indenture shall be applicable to the Notes.”
     (j) The introductory phrase of Section 5.01 (Events of Default) of each of the Fourth Supplemental Indenture, Fifth Supplemental Indenture and Sixth Supplemental Indenture, which states as follows: “The provisions of Section 501(2) and Section 501(3) of the Base Indenture shall not be applicable to the Notes. As contemplated under Section 301 and Section 501(9) of the Base Indenture, the following events, in addition to the events described in clauses (1), (4), (5) (as amended by the Second Supplemental Indenture to the Base Indenture), (6) (as amended by the Second Supplemental Indenture to the Base Indenture), (7) and (8) of the Base Indenture, shall be Events of Default with respect to the Notes:”, is hereby amended in its entirety to read: “The provisions of Section 501(2), Section 501(3), Section 501(5) and Section 501(6) of the Base Indenture shall not be applicable to the Notes. As contemplated under Section 301 and Section 501(9) of the Base Indenture, the following events, in addition to the events described in clauses (1), (4), (7) and (8) of Section 501 of the Base Indenture, shall be Events of Default with respect to the Notes:”.
     (k) The introductory phrase of Section 5.01 (Events of Default) of the Tenth Supplemental Indenture, which states as follows: “The provisions of Section 501(2) and Section 501(3) of the Base Indenture shall not be applicable to the Notes. As contemplated under Section 301 and Section 501(9) of the Base Indenture, the following events, in addition to the events described in clauses (1), (4), (5) (as amended by the Ninth Supplemental Indenture to the Base Indenture), (6) (as amended by the Ninth Supplemental Indenture to the Base Indenture), (7) and (8) of Section 501 of the Base Indenture, shall be Events of Default with respect to the Notes:”, is hereby amended in its entirety to read: “The provisions of Section 501(2), Section 501(3), Section 501(5) and Section 501(6) of the Base Indenture shall not be applicable to the Notes. As contemplated under Section 301 and Section 501(9) of the Base Indenture, the following events, in addition to the events described in clauses (1), (4), (7) and (8) of Section 501 of the Base Indenture, shall be Events of Default with respect to the Notes:”.
     (l) Article VII (Consolidation, Merger, Sale, Conveyance and Lease) of each of the Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture and Tenth Supplemental Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted]” and all cross-references and definitions related thereto are deleted in their entirety.
     Section 1.4. Amendments to the Consent Securities Pursuant to Section 902 of the Base Indenture.
     The Consent Securities are hereby further amended to delete all provisions and all cross-references and definitions related thereto inconsistent with the amendments to the Base Indenture effected by this Supplemental Indenture.

ARTICLE TWO
MISCELLANEOUS PROVISIONS
     Section 2.1. This Supplemental Indenture shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto. Notwithstanding the foregoing, the amendments, supplements or modifications as set forth in this Supplemental Indenture shall not become operative with respect to the Consent Securities unless and until AMB Property, L.P. pays to the Holders of the Consent Securities who have consented to such amendments, supplements or modifications effected by this Supplemental Indenture any applicable consent fees in accordance with, and as contemplated by, the terms of that Prospectus, dated         , 2011, relating to the solicitation of such consents by AMB Property, L.P.
     Section 2.2. Except as expressly modified or amended hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved. Notwithstanding the foregoing, in the case of conflict, the provisions of this Supplemental Indenture shall control.
     Section 2.3. This Supplemental Indenture and all its provisions shall be deemed a part of the Base Indenture in the manner and to the extent herein and therein provided.
     Section 2.4. For the avoidance of doubt, this Supplemental Indenture shall not amend, supplement or otherwise modify the Eleventh Supplemental Indenture and Twelfth Supplemental Indenture.
     Section 2.5. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 2.6. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 2.7. The Trustee shall not have any responsibility for the Recitals of the Company hereto, which Recitals are made by the Company alone, or for the validity or sufficiency of this Supplemental Indenture.
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     IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed and the Company has caused its seal to be hereunto affixed and attested, all as of the day and year first above written.

PROLOGIS
By:
Name:
Title:

[SEAL]
Attest:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee as aforesaid
By:
Name:
Title:

[Signature Page to Thirteenth Supplemental Indenture]